4M Industrial Oxidations, Llc.

Audited Financial Statements

For the Years Ended

December 31, 2016 and 2015

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of 4M Industrial Oxidation LLC

We have audited the accompanying balance sheets of 4M Industrial Oxidation LLC as of December 31, 2016 and

2015 and the related statements of operations, members’ equity and cash flows for the year ended December 31,

2016 and from May 5, 2015 (inception) to December 31, 2015. 4M Industrial Oxidation LLC’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit. We were not engaged to examine management’s assertion about the effectiveness of 4M Industrial Oxidation LLC’s internal control over financial reporting as of December 31, 2016 and 2015.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 4M Industrial Oxidation LLC as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the year ended December 31, 2016 and from May 5, 2015 (inception) to December 31, 2015 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s ability to raise additional capital through debt and/or equity financing to fund its operating costs is unknown, which raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

De Leon & Company, P.A.

Pembroke Pines, Florida

September 7, 2017

1

4M Industrial Oxidation, LLC
BALANCE SHEETS
(Unaudited)

	December 31,	December 31,
	2016	2015

ASSETS
Current assets:
Cash	$ 50,829	$ 31,110
Notes receivable	-	155,047
Prepaid license fees	150,000	-
Total current assets	200,829	186,157

Fixed assets:
Computer hardware	2,332	2,332
Equipment	599,538	243,044
Website and presentation templates	12,825	-
Leasehold improvements	96,605	44,953
Total fixed assets	711,300	290,329
Accumulated depreciation and amortization	(57,389)	(12,802)
Fixed and intangible assets, net	653,911	277,527

Other assets:
Total other assets	-	-

Total assets	$ 854,740	$ 463,684

LIABILITIES AND STOCKHOLDERS EQUITY
Current liabilities:
Accounts payable and accrued expenses	$ 155,048	$ 42,929
Accrued interest	17,503	-
Loans from related party	583	-
Notes payable	428,000	-
Total current liabilities	601,134	42,929

Total long-term liabilities	-	-

Total liabilities	601,134	42,929

Commitments and contingencies	-	-

Stockholders' equity
Members equity contributions	725,000	500,000
Retained member equity	(471,395)	(79,245)
Total stockholders' equity	253,605	420,755

Total liabilities and stockholders' equity	$ 854,740	$ 463,684

4M Industrial Oxidation, LLC
STATEMENTS OF OPERATIONS
(Unaudited)

	For the years ended
	December 31, 2016	December 31, 2015

Income
Total Income	$ -	$ -

Cost of Sales
Cost of sales	186,329	-

Gross profit	(186,329)	-

Operating expenses:
Selling expenses	7,158	-
General and administrative	136,572	66,443
Depreciation and amortization	44,587	12,802
Total operating expenses	188,317	79,245

Profit from operations	(374,646)	(79,245)

Other (Income) / Expenses:
Interest expense	17,503	-
Total other income (expenses)	17,503	-

Net profit	$ (392,150)	$ (79,245)

Per share data
Net Loss per share - basic and diluted	N/A	N/A

Weighted average number of
shares outstanding- basic and diluted	-	-

4M Industrial Oxidation
STATEMENTS OF MEMBERS' EQUITY (DEFICIT)

	Membership Interest			Membership Interest			Membership Interest			Membership Interest				Total
	RMX			KBH			Edwin Russell			Dr. Jerry Westbrook			Unallocated	Members'
	Contribution	Distribution	%	Contribution	Distribution	%	Contribution	Distribution	%	Contribution	Distribution	%	Retained Earnings	Interest (Deficit)

Balance, January 1, 2015	$ -	$ -		$ -	$ -		$ -	$ -		$ -	$ -		$ -	$ -

Membership Interests
Equity Contribution - RMX	-	-	95.0%	-	-		-	-		-	-			-
Equity Contribution - KBH	-	-		250,000	-	2.5%	-	-		-	-		-	250,000
Equity Contribution - Russell	-	-		-	-		100,000	-	1.0%	-	-		-	100,000
Equity Contribution - Dr. Westbroook	-	-		-	-		-	-		150,000	-	1.5%	-	150,000

Net profit	-	-		-	-		-	-		-	-		(79,245)	(79,245)

Balance, December 31, 2015	-	-	95.0%	250,000	-	2.5%	100,000	-	1.0%	150,000	-	1.5%	(79,245)	420,755

Membership Interests
Equity Contribution - RMX	-	-	-2.0%	-	-		-	-		-	-		-	-
Equity Contribution - KBH	-	-		225,000	-	2.0%	-	-		-	-		-	225,000
Equity Contribution - Russell	-	-		-	-		-	-		-	-		-	-
Equity Contribution - Dr. Westbroook	-	-		-	-		-	-		-	-		-	-

Net profit	-	-		-	-		-	-		-	-		(392,150)	(392,150)

Balance, December 31, 2016	$ -	$ -	93.0%	$ 475,000.00	$ -	4.5%	$ 100,000.00	-	1.0%	$ 150,000.00	$ -	1.5%	$ (471,394.60)	$ 253,605.40

4M Industrial Oxidation, LLC
STATEMENTS OF CASH FLOWS
(Unaudited)

	For the years ended
	December 31, 2016	December 31, 2015

Cash flows from operating activities:
Net profit	$ (392,150)	$ (79,245)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	44,587	12,802
Changes in operating asset and liability account balances:
Prepaid expenses	(150,000)	-
Accrued interest	17,503	-
Accounts payable and accrued expenses	112,119	42,929
Total adjustments	24,209	55,731

Net cash used in operating activities	(367,940)	(23,514)

Cash flows from investing activities
Notes receivable	155,047	(155,047)
Computers and equipment	(369,319)	(245,376)
Leasehold improvements	(51,652)	(44,953)
Net cash used in investing activities	(265,924)	(445,376)

Cash flows from financing activities:
Proceeds from related party loan	583	-
Proceeds from member contributions	225,000	500,000
Proceeds from notes payable	428,000	-
Net cash provided by financing activities	653,583	500,000

Net increase (decrease) in cash	19,719	31,110

Cash at beginning of year	31,110	-

Cash at end of year	$ 50,829	$ 31,110

Supplemental Schedule of Cash Flow Information:
Cash paid for interest	$ -	$ -
Cash paid for income taxes	$ -	$ -

4M Industrial Oxidation, LLC

Notes to audited financial statements

for the Years Ended December 31, 2016 and 2015

1.

Basis of Presentation

Organization

4M Industrial Oxidation, LLC (“the Company”, “4MIO”, “we”, “our” or “us”) was incorporated in the State of Tennessee, on May 5, 2015.

Operations

4M Industrial Oxidation, LLC, a Knoxville, Tennessee based carbon-fiber technology company, holds the exclusive rights to commercialize an atmospheric plasma oxidation process that was co-developed by the Oak Ridge National Laboratory and RMX Technologies, LLC.  The technology, which is patent and trade secret protected until 2032, has the potential to reduce the cost of carbon fiber.  The Company believes its product will be superior in a number of aspects to fiber produced using current processes.

The Company has partnered with C.A. Litzler & Co., Inc., a global leader in manufacturing carbon fiber production systems, to produce a 175 ton per year plasma oxidation oven.  4M and Litzler will jointly design and manufacture plasma oxidation ovens, with Litzler marketing and selling the integrated systems.  4M will manufacture the plasma subsystems for integration into jointly designed ovens.  4M is currently negotiating with carbon fiber manufacturers regarding oven sales and associated technology royalties.  4M expects to generate revenue during the commercialization stage by demonstrating the technology to new and existing carbon fiber makers.

2.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As of December 31, 2016, the Company had an accumulated deficit of $471,396 and negative working capital of $400,307.  The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. However, there can be no assurance that these arrangements will be sufficient to fund its ongoing capital expenditures, working capital, and other cash requirements. The outcome of these matters cannot be predicted at this time. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The accompanying  financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

3.

Summary of Significant Accounting Policies

This summary of significant accounting policies is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management who is responsible for their integrity and objectivity.  These accounting policies conform to generally accepted accounting principles (“GAAP”) in the United States of America and have been consistently applied in the preparation of the financial statements.  The financial statements are stated in United States of America dollars.

The Company’s fiscal year end is December 31.

a)   Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

b)  Cash and Cash Equivalents

For purposes of the statement of cash flows, cash includes demand deposits, saving accounts and money market accounts. The Company considers all highly liquid instruments with maturities of three months or less when purchased to be cash equivalents.

d)   Accounts receivable and concentration of credit risk

The Company currently provides specialized testing services to various carbon fiber manufacturers and companies utilizing carbon fiber to evaluate the efficacy of the technology on their particular products and product lines.  The Company typically requires an upfront fee prior to setup and operation of the test runs.  At times, some accounts utilize more than the anticipated resources and additional services are invoiced after the fact.  This has minimized the risk of default in the collection of accounts receivable.  In addition, our concentration risk, which is evaluated on a quarterly basis is currently, virtually eliminated.

e)   Allowance for doubtful accounts

The allowance for doubtful accounts is based on the Company’s assessment of the collectability of customer accounts and the aging of the accounts receivable.  The Company regularly reviews the adequacy of the Company’s allowance for doubtful accounts through identification of specific receivables where it is expected that payments will not be received.  The Company also establishes an unallocated reserve that is applied to all amounts that are not specifically identified.  In determining specific receivables where collections may not have been received, the Company reviews past due receivables and gives consideration to prior collection history and changes in the customer’s overall business condition.  The allowance for doubtful accounts reflects the Company’s best estimate as of the reporting dates.

At December 31, 2016 and December 31, 2015, the Company had an allowance for bad debts in the amount of $0 and $0, respectively.

f)   Membership Interests

The Company is a Limited Liability Corporation, and as such maintains separate Membership Interest accounts for each member’s interest.  Gains and losses are allocated to the members on an annual basis based on the members interests over the course of the year.

g)   Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company did not have any Level 2 or Level 3 assets or liabilities as of December 31, 2016 or 2015 other than the notes payable as of December 31, 2016 that are deemed to be stated at market as the interest rate and terms are consistent with debt instruments of similar types.

Cash is considered to be highly liquid and easily tradable as of December 31, 2016 or 2015 and therefore classified as Level 1 within our fair value hierarchy.

In addition, FASB ASC 825-10-25 Fair Value Option, or ASC 825-10-25, was effective for January 1, 2008. ASC 825-10-25 expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. The Company did not elect the fair value options for any of its qualifying financial instruments

h)   Income Taxes

As the Company is a Limited Liability Corporation, there are no provisions for income taxes on as all tax attributes are passed directly to the members of the Company in proportion to their membership interests.

i) Revenue Recognition

The Company recognizes revenue in accordance with ASC-605, “Revenue Recognition,” which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or title has passed; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts.

Revenues are recognized (a) for larger construction type projects based on the percentage of completion method; or (b) for direct sales of products, upon shipment, provided that a signed purchase order has been received, the price is fixed, title has transferred, collection of resulting receivables is reasonably assured, and there are no remaining significant obligations. Reserves for sales returns and allowances, based on historical levels of returns and discounts, current economic trends and changes in customer demand.

Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

j) Property and Equipment

Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method as follows:

Computer equipment	3 years
Office furniture	5 years
Computer software packages	3 years
Capitalized software development	3 years
Leasehold improvements	3 years

Expenditures for maintenance and repairs which do not materially extend the useful lives of property and equipment are charged to operations.  When property or equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the respective accounts with the resulting gain or loss reflected in operations.  Management periodically reviews the carrying value of its property and equipment for impairment.  The property and equipment had not incurred any impairment loss at December 31, 2016 and 2015 as it is currently in productive or developmental use.

k) Long-Lived Assets

The Company accounts for its long-lived assets in accordance with ASC 360. The Company’s primary long-lived assets are property and equipment. ASC 360 requires a company to assess the recoverability of its long-lived assets whenever events and circumstances indicate the carrying value of an asset or asset group may not be recoverable from estimated future cash flows expected to result from its use and eventual disposition. Management reviews its long-lived assets annually and does not believe its fixed assets are impaired.

l) Reclassification

Certain reclassifications have been made to conform the prior period data to the current presentation. These reclassifications had no effect on reported net loss.

4.      Recent Accounting Pronouncements

There were various accounting standards and interpretations issued during the year ended December 31, 2016, none of which are expected to have a material impact on the Company’s consolidated financial position, operations, or cash flows.

5.

Notes Payable

Notes Payable to Related Parties:

The Company owed $583 and $-0- at December 31, 2016 and December 31, 2015 respectively to a stockholder.

Notes Payable, others:

On April 26, 2016, the Company entered into an eighteen-month promissory note agreement for $100,000 with a non- affiliated investor. Pursuant to the agreement, the loan bears interest at 8% per annum.

On August 18, 2016, the Company entered into a one-year promissory note agreement for $50,000 with a non- affiliated investor. Pursuant to the agreement, the loan bears interest at 8% per annum

On the following dates, the Company entered into individual eighteen-month promissory note agreements for a total of $278,000 with a company of which our COO is a part (see footnote 7 below).  Pursuant to the agreement, the loans bear interest at 10% per annum.

Date	Amount
03/04/16	$ 50,000
03/11/16	50,000
09/30/16	58,000
10/05/16	60,000
10/20/16	60,000
Total	$ 278,000

         Future expected principal payments on the notes payable total $250,000 in 2017 and $178,000 in 2018.

At December 31, 2016 and December 31, 2015, the Company has accrued interest of $17,503 and $0, respectively.

6.

Related Party Transactions

95% of 4M Industrial Oxidation, LLC’s equity is owned by Remaxco Technologies, Inc. (“RMX”).  RMX develops projects in conjunction with Oak Ridge National Laboratories (“ORNL”), and 4MIO.  As a result, there are certain transactions between the companies which are disclosed below as well as other places in these footnotes.

In January 2016, the Company reclassified a $150,000 Note Receivable due from RMX to Prepaid Licensing Fees. The Company intends to apply the $150,000 prepaid licensing fee to its obligation to pay RMX a one-time non-refundable $150,000 licensing fee on or before June 30, 2018 pursuant to a licensing agreement executed in April 2016, as amended. Pursuant to the terms of the licensing agreement, as amended, the Company will be obligated to pay royalties of 10% of net sales. The effective date of the licensing agreement is April 4, 2016 and its term expires on the expiration date of certain patents listed in the agreement.

The Company entered into a sub-lease agreement on August 1, 2015 with RMX for the use of RMX’s development labs and test production facilities. The lease amount is based on the square footage utilized by 4M. The initial lease term is for two years and the Company has renewal options for five consecutive one-year terms. The lease required a one-time payment of $50,000 with a monthly rental rate of $10,000 subject to 3% per year increases after the first year.  The Company occupies approximately 6,100 sf of space.

As of December 31, 2016 and 2015, 100% of the Company’s accounts payable balances of $107,069 and $42,929, respectively, were owed to two related parties.

7.      Members’ Interest

The following table outlines the membership contributions of the various members of the LLC for the periods ended December 31, 2015 and 2016.

	2015		2016
Member Name	Contribution to date	Percentage	Contribution to date	Percentage
Remaxco Technologies, LLC.	Founder	95.0%	-	93.0%
KBH	$ 250,000	2.5%	$ 475,000	4.5%
Edwin Russell	100,000	1.0%	100,000	1.0%
Dr. Westbrook	150,000	1.5%	150,000	1.5%
Total	$ 500,000	100.0%	$ 725,000	100.0%

Changes in members interests

After founding 4MIO in 2015, Remaxco solicited additional members as financial partners in the venture.  During the years ended December 31, 2015 and 2016, the Remaxco raised $500,000 and $225,000 respectively, while surrendering 5% of their membership interest to these partners in 2015, and an additional 2% in 2016.

8.

Commitments and Contingencies

Litigation

The Company may, from time to time, become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. The Company is currently not aware of any such legal proceedings that it believes will have, individually or in the aggregate, a material adverse effect on its

9.

Subsequent Events

We have evaluated subsequent events through the date of issuance of these audited financial statements, and did not have any material recognizable subsequent events, other than the following:

Prior to the merger of 4M Industrial Oxidation, LLC into Woodland Holdings Corp. on April 6, 2016 (effective date of April 1, 2017), 95% of 4MIO’s equity was owned by Remaxco Technologies, Inc. (“RMX”).  Subsequent to the acquisition by the Company, RMX holds a block of Preferred Series A shares that provide 80% voting control as required by the licensing agreements between 4M, RMX, and Oak Ridge National Laboratories (“ORNL”).  RMX continues to work on developmental projects with ORNL, and 4MIO.  As a result, there are certain transactions between the companies which are disclosed in these footnotes.